EXHIBIT 99.1

          IDT Reports Fiscal Q2 2006 Results; Reports Fiscal
  Q2 2006 Non-GAAP EPS of $0.09, GAAP EPS of ($0.16) on Revenues of $105.7 Million; Also Announces $25 Million Post-Merger Expansion of
            Previously Authorized Share Repurchase Program

    SAN JOSE, Calif.--(BUSINESS WIRE)--Nov. 8, 2005--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced results for the second quarter of its 2006 fiscal year, ended October 2, 2005. The results announced were in line with the revenue forecast for the company provided on September 19, 2005, after the close of the merger with Integrated Circuit Systems (ICS). Non-GAAP EPS for the quarter was at the higher end of the projected range.
    The following outlines the Company's financial performance on both a GAAP and non-GAAP basis and includes ICS results for the period subsequent to the closing of the merger on September 16, 2005 through the end of the quarter:

    -- Revenues for the second fiscal quarter were $105.7 million, an increase of 13 percent compared to the first quarter of fiscal 2006 and an increase of 9 percent from the second quarter of fiscal 2005.

    -- Non-GAAP net income for the second quarter of fiscal 2006 was $11.2 million or $0.09 per diluted share, compared to net income of $5.5 million, or $0.05 per diluted share, in the first quarter of fiscal 2006 and net income of $9.5 million, or $0.09 per diluted share, for the same quarter one year ago.

    -- GAAP net loss for the second quarter of fiscal 2006 was $(19.5) million, or $(0.16) per diluted share, compared to net income of $6.6 million, or $0.06 per diluted share, for the first quarter of fiscal 2006. GAAP net income for the second quarter of fiscal 2005 was $8.9 million, or $0.08 per diluted share.

    The GAAP results include certain costs, charges and gains in accordance with GAAP, which are excluded from non-GAAP results since they are not directly reflective of on-going operations. For example, during the second quarter the Company excluded $30.7 million in net expenses. Of this amount, $18.9 million was associated with its merger with ICS, $8.7 million was associated with various restructuring actions at IDT, and $3.1 million was related to other costs, primarily associated with various other transactions, including the recently concluded acquisition of Freescale's timing solutions business. Reconciliation between the non-GAAP and GAAP financials is included in the corresponding tables.
    "The integration of IDT and ICS is well underway and off to a very good start," said Greg Lang, president and CEO of IDT. "Our new structure is complete and both the ICS and IDT businesses are running as a unified organization. The structure we have implemented is optimized for our strategic business segments and positions us to achieve the projected synergies while maximizing our opportunity for business expansion. In addition, we have already successfully taped out the first product from ICS to be built in our fab. I'm enthusiastic about the product and financial potential our combined company has set out to achieve."

    Status of Profitability Measures

    During the past ten months, IDT has disclosed details of and began implementing its financial restructuring measures to further improve profitability. In January, the Company announced a reduction in force of approximately 240 North American employees, consolidation of certain functions, and a plan to integrate six California facilities into a single headquarter campus located in San Jose, Calif. In April, IDT also announced the pending closure of its assembly and test facility in Manila, the Philippines, which would result in a reduction in force of approximately 750 employees when completed. During the second fiscal quarter, the Company completed most of these restructuring plans. IDT completed the integration of its California facilities in mid-August, with plans to consolidate the ICS San Jose facility into the IDT headquarters within the next six months. In addition, IDT concluded production in its Manila facility after having transferred the Manila assembly operations to outsourced suppliers and test operations to the Penang, Malaysia facility.

    Expansion of Common Stock Repurchase Program

    IDT also announced that its Board of Directors has approved a $25 million post-merger expansion of the previously authorized share repurchase program to a total of $75 million. Under the Board's previous stock repurchase authorization, IDT has already repurchased approximately 2 million shares at an aggregated cost of approximately $24 million between October 2004 and October 2005, leaving approximately $50 million available for future repurchases.
    Repurchases under the Company's stock repurchase program may be made from time-to-time in the open market and in negotiated transactions, including block transactions or accelerated stock repurchase transactions, at times and at prices considered appropriate by the Company. The expansion of the repurchase program is effective immediately and the repurchase program may be discontinued at any time. As of October 1, 2005 IDT had approximately 200 million shares outstanding and approximately $268 million in cash and cash equivalents.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PST on November 8, 2005. The Webcast replay will be available after 5 p.m. PST on November 8 through November 18, 2005. A taped telephone replay of the conference call will be available on November 8, 2005 beginning at 5 p.m. PST by calling (800) 475-6701 or
(320) 365-3844 and will be accessible until 11:59 p.m. PST on November 15, 2005. The access code is 798583. Investors can also listen to the live call at 1:30 p.m. PST November 8, 2005 by calling (800) 288-8974 or (612) 332-0530.

    Investor Information

    IDT stock is traded on the NASDAQ Stock Market(R) under the symbol "IDTI." The company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a global leader in semiconductor solutions for advanced network services. IDT serves its customers by applying its advanced processing, timing and memory technologies to create flexible, highly integrated products that enhance the functionality and processing of networking, computing, and consumer equipment. IDT accelerates innovation with products such as network search engines (NSEs), flow-control management (FCM) ICs, standards-based serial switching and bridging devices, and leading timing solutions products. The IDT timing solutions portfolio now integrates technologies from IDT, ICS and Freescale, providing a comprehensive mix of devices for virtually any advanced electronics system. In addition, the company's product mix consists of FIFOs, multi-ports, telecommunications, high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in San Jose, Calif., the company employs approximately 2,900 people worldwide and has a wafer manufacturing facility in Oregon, an assembly and test facility in Malaysia, a test facility in Singapore, and design centers in China, Canada, and the United States.

    Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, including integration of both ICS and the assets we recently acquired from Freescale, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended April 3, 2005 and Quarterly Report on Form 10-Q for the period ended July 3, 2005.

    IDT and the IDT logo are trademarks of Integrated Device
Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (In thousands, except per share data)

                          Three Months Ended        Six Months Ended
----------------------------------------------------------------------
                      Oct. 2,   July 3,  Sep. 26,   Oct. 2,  Sept. 26,
                      2005 (a)   2005      2004     2005 (a)   2004
                     --------- --------- --------- --------- ---------

Revenues             $105,689  $ 93,838  $ 96,671  $199,527  $197,978

Cost of revenues       67,129    51,596    48,247   118,725    96,608

Restructuring and
 Asset Impairment       2,821      (451)   (1,585)    2,370    (1,794)
                     --------- --------- --------- --------- ---------

Gross profit           35,739    42,693    50,009    78,432   103,164
                     --------- --------- --------- --------- ---------

Operating expenses:

  Research and
   development         28,081    27,456    25,449    55,537    51,450

  Selling, general
   and administrative  25,657    19,061    17,801    44,718    37,188

  Acquired in-process
   research and
   development          2,500         -         -     2,500     1,736
                     --------- --------- --------- --------- ---------

Total operating
 expenses              56,238    46,517    43,250   102,755    90,374
                     --------- --------- --------- --------- ---------

Operating income
 (loss)               (20,499)   (3,824)    6,759   (24,323)   12,790

Interest expense          (63)      (11)      (26)      (74)      (73)

Other-than-temporary
 impairment of
 investments                -    (1,705)        -    (1,705)  (12,831)

Interest income and
 other, net             3,167     3,902     2,824     7,069     5,329
                     --------- --------- --------- --------- ---------

Income (loss) before
 income taxes         (17,395)   (1,638)    9,557   (19,033)    5,215

Provision (benefit)
 for income taxes       2,065    (8,218)      704    (6,153)    1,409
                     --------- --------- --------- --------- ---------

Net income (loss)    $(19,460) $  6,580  $  8,853  $(12,880) $  3,806
                     ========= ========= ========= ========= =========


Net income (loss) per
 share:

Basic                $  (0.16) $   0.06  $   0.08  $  (0.11) $   0.04

Diluted              $  (0.16) $   0.06  $   0.08  $  (0.11) $   0.03

Weighted average
 shares:

Basic                 124,507   106,474   106,144   115,490   106,085

Diluted               124,507   108,058   107,661   115,490   109,117


(a) The results of operations for the three and six month periods ended October 2, 2005 contain the results of operations of ICS for the approximate two-week period from the date of acquisition through the end of the fiscal period.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)
                            (In thousands)

                             Three Months Ended      Six Months Ended
----------------------------------------------------------------------
                          Oct. 2,  July 3,   Sept.    Oct. 2    Sept.
                                              26,                26,
                           2005     2005     2004      2005     2004
                        --------- -------- -------- --------- --------

Net income (loss)       $(19,460) $ 6,580  $ 8,853  $(12,880) $ 3,806
                        --------- -------- -------- --------- --------

Non-GAAP adjustments:

  ICS Merger Related:
    Cost of goods sold:
      Amortization of
       acquisition-
       related
       intangibles (1)     6,301        -        -     6,301        -
      Inventory FMV
       write-up (1)        4,799        -        -     4,799        -
      Restructuring
       charges (2)           278        -        -       278        -
      Acquisition
       related costs (3)      64        -        -        64        -

    Operating and Other
     Expenses:
      Acquired IPR&D (1)   2,500        -        -     2,500
      Amortization of
       acquisition-
       related
       intangibles (1)     3,885        -        -     3,885        -
      Restructuring
       charges (2)           168        -        -       168        -
      Acquisition
       related costs (3)     (19)       -        -       (19)       -
      Loss on short-term
       investments (4)       892    1,705        -     2,597

  IDT Restructuring
   Related:
    Cost of goods sold:
      Restructuring
       charges (5)           119      518        -       637       25
      Facility closure
       costs (6)           3,580    2,252       44     5,832      239

    Operating and Other
     Expenses:
      Restructuring
       charges (5)           287      755        -     1,042      652
      Facility closure
       costs (6)           4,722      702        -     5,424        -

  Other:
    Cost of goods sold:
      Asset impairment
       (7)                   (92)    (564)  (1,585)     (656)  (1,794)
      Amortization of
       acquisition-
       related
       intangibles (8)     1,842    1,407    1,313     3,249    2,327
      Inventory FMV
       write-up (12)         142        -        -       142        -
      Patent settlement        -        -        -         -      (18)

    Operating and Other
     Expenses:
      Amortization of
       acquisition-
       related
       intangibles (8)       419      322      364       741      902
      Acquired IPR&D (8)       -        -        -         -    1,736
      Acquisition
       related costs (9)     462      498      494       960    1,086
      Loss on equity
       investments (10)                 -        -         -   12,831
      Taxes (11)             342   (8,712)      18    (8,370)     (10)
                        --------- -------- -------- --------- --------
Total Non-GAAP
 adjustments              30,691   (1,117)     648    29,574   17,976
                        --------- -------- -------- --------- --------

Non-GAAP net income     $ 11,231  $ 5,463  $ 9,501  $ 16,694  $21,782
                        ========= ======== ======== ========= ========

(1) Consists of costs related to our acquisition of ICS in Q2 2006, including amortization of acquired intangible assets, the FMV adjustment of acquired inventory sold through, and acquired in-process research and development.

(2) Consists of restructuring costs related to our acquisition of ICS in Q2 2006, primarily composed of severance costs for IDT employees related to the elimination of duplicative functions.

(3) Consists of additional depreciation and above market rental costs resulting from purchase accounting and retention costs incurred in connection with the acquisition of ICS in Q2 2006.

(4) Consists of other-than-temporary impairment charges and losses on the sale of securities incurred primarily as a result of our acquisition of ICS.

(5) Consists of costs related to restructuring actions initiated in Q1 2006 and Q4 2005, all of which consist of severance and retention.

(6) Q2 2006 and Q1 2006 consists of cost associated with the exit of our leased facilities in Salinas and Santa Clara and severance and retention payments associated with the closure of our Manila facility. Q2 2005 consists of costs associated with the closure of our Salinas facility.

(7) Consists of gains realized on the sale of assets related to our Salinas facility, which were previously impaired.

(8) Consists of costs related to our acquisition of assets from Freescale in Q2 2006, ZettaCom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Others include only amortization of intangible assets.

(9) Q2 2006 consists of retention costs incurred in connection with the acquisition of assets from Freescale in Q2 2006 and ZettaCom in Q1 2005, such as retention earned by former employees, rent payments for the former ZettaCom facility, and transitional services provided.

(10) Consists of an impairment charge taken in Q1 2005 related to our investment in NetLogic.

(11) Q2 2006 consists of the tax effects of non-GAAP adjustments. Q1 2006 also consists of a net reduction in income taxes as a result of a partial settlements with the IRS.

(12) Consists of the FMV adjustment of acquired inventory sold through in conjunction with our acquisition of Freescale assets in Q2 2006.


                 INTEGRATED DEVICE TECHNOLOGY, INC.
                 NON-GAAP STATEMENTS OF OPERATIONS
                            (Unaudited)

(In thousands, except per share data)

                         Three Months Ended         Six Months Ended
----------------------------------------------------------------------
                      Oct. 2,   July 3,  Sep. 26,   Oct. 2,  Sep. 26,
                       2005      2005      2004      2005      2004
                     --------- --------- --------- --------- ---------

Revenues             $105,689  $ 93,838  $ 96,671  $199,527  $197,978

Cost of Revenues       52,917    47,532    46,890   100,449    94,035
                     --------- --------- --------- --------- ---------

Gross profit           52,772    46,306    49,781    99,078   103,943
                     --------- --------- --------- --------- ---------

Operating expenses:

  Research and
   development         25,283    26,196    24,775    51,479    49,725

  Selling, general
   and administrative  18,531    18,044    17,617    36,575    36,273
                     --------- --------- --------- --------- ---------

Total operating
 expenses              43,814    44,240    42,392    88,054    85,998
                     --------- --------- --------- --------- ---------

Operating income        8,958     2,066     7,389    11,024    17,945

Interest expense          (63)      (11)      (26)      (74)      (73)

Interest income and
 other, net             4,059     3,902     2,824     7,961     5,329
                     --------- --------- --------- --------- ---------

Income before income
 taxes                 12,954     5,957    10,187    18,911    23,201

Provision for income
 taxes                  1,723       494       686     2,217     1,419
                     --------- --------- --------- --------- ---------

Net income           $ 11,231  $  5,463  $  9,501  $ 16,694  $ 21,782
                     ========= ========= ========= ========= =========


Net income per share:

Diluted              $   0.09  $   0.05  $   0.09  $   0.14  $   0.20

Weighted average
 shares:

Diluted               125,057   108,058   107,661   116,537   109,117

Non-GAAP results exclude acquisition-related charges, and other expenses and benefits that management believes are not directly reflective of ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                   Oct. 2,    Apr. 3,
(In thousands)                                      2005       2005
------------------------------------------------ ----------- ---------

ASSETS

Current assets:

Cash and cash equivalents                        $  177,535  $188,761

Short-term investments                               90,193   392,472
                                                          -
Accounts receivable, net                             79,972    52,948

Inventories, net                                     60,920    37,331

Prepaids and other current assets                    13,490    11,292
                                                 ----------- ---------

Total current assets                                422,110   682,804

Property, plant and equipment, net                  136,007   124,570

Goodwill                                            998,369    55,523

Acquisition-related intangibles                     545,720    29,812

Other assets                                         19,681     9,431
                                                 ----------- ---------

TOTAL ASSETS                                     $2,121,887  $902,140
                                                 =========== =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                 $   38,187  $ 18,726

Accrued compensation and related expenses            17,193    15,293

Deferred income on shipments to distributors         20,274    19,478

Income taxes payable                                 23,446    25,722

Other accrued liabilities                            34,602    20,206
                                                 ----------- ---------

Total current liabilities                           133,702    99,425


Deferred tax liabilities                             18,265         -
Long term liabilities                                17,163    15,599
                                                 ----------- ---------

Total liabilities                                   169,130   115,024


Stockholders' equity                              1,952,757   787,116
                                                 ----------- ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,121,887  $902,140
                                                 =========== =========



    CONTACT: Integrated Device Technology, Inc.
             Dawn Morse, 408-284-6515 (Investor Relations) dawn.morse@idt.com
             Phil Bourekas, 408-284-8200 (Press)
             phil.bourekas@idt.com
             or
             Porter Novelli
             Brad Langley, 408-369-4600 ext. 636 (Press) brad.langley@porternovelli.com